SECOND BRIDGE LOAN AGREEMENT

      THIS SECOND BRIDGE LOAN AGREEMENT (this "Agreement"), is dated as of December 15, 2005, by and between NEOMEDIA TECHNOLOGIES, INC., a Delaware corporation ("NeoMedia"), and MOBOT, INC., a Delaware corporation ("Mobot" and together with NeoMedia, the "Parties" and each a "Party").

                                    RECITALS:

      WHEREAS, the Parties have entered into a non-binding Letter of Intent dated as of July 26, 2005 (the "LOI") pursuant to which the Parties have agreed to enter into good faith negotiations and use their best efforts to execute a mutually agreeable, definitive Merger Agreement (the "Merger Agreement") under which NeoMedia will acquire Mobot by way of the merger of Mobot with a subsidiary of NeoMedia;

      WHEREAS, NeoMedia has provided to Mobot and Mobot has received from NeoMedia a bridge loan in the amount of $600,000 in the form of a Promissory Note, dated July 27, 2005 (the "Promissory Note"), and subsequent advances of $200,000 and $200,000 governed by the terms of the Promissory Note; and

      WHEREAS, NeoMedia desires to advance to Mobot and Mobot desires to receive from NeoMedia a second bridge loan in an amount equal to Five Hundred Thousand Dollars ($500,000) pursuant to the terms set forth herein and in accordance with certain terms set forth in the Promissory Note.

                                   AGREEMENT:

      NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree as follows:

      1. ADVANCE AMOUNT. NeoMedia will deliver to Mobot, and Mobot will receive from NeoMedia, an amount equal to Five Hundred Thousand Dollars ($500,000) in cash (the "Advance Amount") within twenty four (24) hours of the execution of this Agreement.

      2. REPAYMENT OF ADVANCE AMOUNT. The Advance Amount will be forgiven by NeoMedia (a) upon the closing of a merger between the Parties, or (b) in the event that NeoMedia terminates merger discussions with Mobot prior to February 15, 2006 by providing written notice of such termination to Mobot prior to such date, or (c) in the event that the proposed merger fails to close prior to February 15, 2006 (other than by reason of a Mobot Failure, as defined below). If the proposed merger fails to close prior to February 15, 2006 because (a) Mobot refuses to execute a Merger Agreement that is substantially the same as and contains terms that are no less favorable to Mobot than those proposed by Mobot in its draft of December 1, 2005 (except that the date for the closing shall be a date prior to February 15, 2006) or (b) Mobot terminates merger discussions prior to February 15, 2006 by providing written notice of such termination to NeoMedia prior to such date (either such event is a "Mobot Failure"), then the Advance Amount will be converted into shares of Mobot's common stock in the manner described in Section 7 of the Promissory Note (except that such conversion shall be automatic and not at the election of NeoMedia) and the remaining terms of such Section 7 shall apply to such conversion and the shares issued upon such conversion.

      3. GOVERNING LAW; JURISDICTION. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Florida. The Parties (i) agree than any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in a Federal or state court in Miami-Dade County, Florida, (ii) waive any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding, including, without limitation, any objection based on the assertion that such venue is an incovenient forum and (iii) irrevocably submit to the jurisdiction of such Federal or state court in Miami-Dade County, Florida in any such suit, action or proceeding. The Parties hereto agree that the mailing of any process in any suit, action or proceeding in accordance with the notice provisions of this Note shall constitute personal service thereof.

      4. NO INCONSISTENT AGREEMENTS. Neither Party will hereafter enter into any agreement which is inconsistent with the rights granted to the Parties in this Agreement.

      5. THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the Parties and their respective permitted successor and assigns, any rights or remedies under or by reason of this Agreement.

      6. WAIVER OF JURY TRIAL. AS A MATERIAL INDUCEMENT FOR NEOMEDIA TO ADVANCE TO MOBOT THE MONIES HEREUNDER, MOBOT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

      7. ENTIRE AGREEMENT. This Agreement (including the recitals hereto) sets forth the entire understanding of the Parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any Party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by each of the Parties hereto.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF the Parties have hereunto set their hands and seals the day and year set above set forth.

                                              NEOMEDIA TECHNOLOGIES, INC.


                                              /s/ Charles T. Jensen
                                              ---------------------
                                              By: Charles T. Jensen
                                              Its: Chief Executive Officer

                                              MOBOT, INC.


                                              /s/ Russell Gocht
                                              -----------------
                                              By: Russell Gocht
                                              Title: Chief Executive Officer


                                       3